                                                                    Exhibit 4.11

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER SUCH ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         AMERICAN TECHNOLOGY CORPORATION
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$                                                         San Diego, California
 -------------------
                                                                         , 2001
                                                         ----------------

AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), for value received hereby promises to pay to _________________, or its assigns, the sum of _________________ ($____________ ), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall all be due and payable in one (1) installment on the earlier to occur of (i) December 31, 2002, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) ("Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder as defined below.

         This Note is one of a duly authorized issue of the Company designated as 12% Convertible Subordinated Promissory Notes (the "Notes") due December 31, 2002 and limited to the aggregate principal amount of $3,000,000. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.       Definitions.  As used in this Note, the following terms, unless the
         -----------
context otherwise requires, have the following meanings:

         1.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

         1.2 "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.       Interest. The Company shall pay interest at the rate of twelve percent
         --------
(12%) per annum, or the maximum rate permissible under the laws of the State of California relating to permissible rates of interest for commercial loans, whichever is less (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the Maturity Date. Subject to the provisions of Section 7 regarding conversion of this Note, all outstanding principal plus all accrued but unpaid interest therein shall become due and

                                                                    Exhibit 4.11

payable in one (1) installment on December 31, 2002, unless sooner accelerated in accordance with the provisions herein.

3.       Events of Default. If any of the events specified in this Section 3
         -----------------
shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         3.1 Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or

         3.2 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

         3.3 If, within ninety (90) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

4.       Rights of Holder Upon Default. Upon the occurrence or existence of any
         ------------------------------
Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding principal and accrued interest due under this Note and payable by the Company hereunder to be immediately due and payable in cash.

5.       Subordination. The indebtedness evidenced by this Note is hereby
         -------------
expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

         5.1  Senior Indebtedness. As used in this Note, the term "Senior
              -------------------
Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) amounts owed to equipment lessors pursuant to equipment lease lines approved by the Company's Board of Directors, and (iii) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities of the Company which are

                                                                    Exhibit 4.11

designated by and approved by the Company's Board of Directors, and (iv) all obligations and liabilities in connection with the lease of real property, and
(v) all modifications, renewals, extensions and refundings of indebtedness, liabilities or obligations of the kind described in any of the preceding clauses, provided, however no indebtedness of the Company, all or part of which is convertible into equity, and no indebtedness which has a material equity component shall be designated as Senior Indebtedness by the Company without the consent of a majority of the Holders of the Notes.

         5.2  Default on Senior Indebtedness. If there should occur any
              ------------------------------
receivership insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be satisfied, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payment in respect of the principal of and interest on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been satisfied, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

         5.3  Effect of Subordination. Subject to the rights, if any, of the
              -----------------------
holders of Senior Indebtedness under this Section 5 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 5 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         5.4  Subrogation. Subject to the payment in full of all Senior
              -----------
Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 5.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would he entitled except for the provisions of this Section 5 shall, as between the

                                                                    Exhibit 4.11

Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

         5.5  Undertaking. By its acceptance of this Note, the Holder agrees to
              -----------
execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

         5.6  Pro Rata Distribution In the event that the Company's assets are
              ---------------------
insufficient to satisfy the Holder of this Note and the Holders of all other Notes issued contemporaneously or in connection with the offering of the Notes by the Company, the Company's available assets shall be distributed pro rata to all such Holders based on the total principal and interest then due to each such Holder.

6.       Prepayment. This Note may not be prepaid in whole or in part without
         ----------
the prior written consent of the Holder and the Company.

7.       Conversion.
         ----------

         7.1  Voluntary Conversion. Any Holder of this Note has the right, at
              --------------------
the Holder's option, at any time beginning forty-eight (48) hours after the date of the Note and prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of Section 7.3.1 hereof, in whole or in part, into fully paid and nonassessable shares of common stock of the Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to Two Dollars ($2.00).

         7.2  Mandatory Conversion. The Company has the right, at the Company's
              --------------------
option, at any time prior to the payment in full of the principal balance of this Note, to require that any Holder of this Note must convert the entire principal balance of this Note, in accordance with the provisions of Section
7.3.1 hereof, into Common Stock of the Company in the event that the closing bid price of the Common Stock of the Company is at least $5.00 per share (as adjusted in accordance with the Conversion Price adjustment set forth in Sections 8.2 and 8.3 herein) for five (5) consecutive days of regular trading on the over-the-counter market or on an exchange where the Common Stock of the Company is then traded, at the Conversion Price in effect on the first trading day immediately prior to the first day such five (5) day period. Such mandatory conversion is subject to the further requirement that a registration statement registering the Conversion Shares is filed under the Securities Act of 1933, as amended, ("Securities Act") and declared effective by the Securities and Exchange Commission ("Commission") which shall be effective and current at all times beginning on the date the Company exercises its right of mandatory conversion as set forth in Section 7.3.2 below and continuing until the Conversion Shares are issued.

                                                                    Exhibit 4.11

         7.3  Conversion Procedure.
              --------------------

              7.3.1  Notice of Conversion Pursuant to Section 7.1. Before the
                     --------------------------------------------
Holder shall be entitled to voluntarily convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to this Section 7.3, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Unless waived by the Company in its sole discretion, the minimum conversion amount accepted by the Company for conversion hereunder shall be the lesser of: a $50,000 principal balance on the Holder's Note, or the remaining principal and accrued interest balance on the Holder's Note. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

              7.3.2  Notice of Conversion Pursuant to Section 7.2. If this Note
                     --------------------------------------------
is mandatorily converted in accordance with Section 7.2 above, written notice shall be delivered to the Holder of this Note not less than ten (10) days prior to the date fixed for such conversion ("Notice of Mandatory Conversion") specifying the date of such conversion, at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the mandatory conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note. The mandatory conversion pursuant to the preceding sentence is effective with respect to each Holder on the tenth (10th) day following the mailing to the Holder or any other person at the Holder's designated address of the Notice of Mandatory Conversion.

              7.3.3  Delivery of Stock Certificates. As promptly as practicable
                     ------------------------------
after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         7.4  Mechanics and Effect of Conversion. No fractional shares of
              ----------------------------------
Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 7.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required hereby and by applicable state and federal securities laws in the opinion of counsel to the

                                                                    Exhibit 4.11

Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within thirty (30) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

8.       Conversion Price Adjustments.
         ----------------------------

         8.1  Shares Issued for Less Than Conversion Price. If at any time or
              --------------------------------------------
from time to time prior to the Maturity Date, the Company sells any Common Stock or any indebtedness, bonds, debentures, notes, preferred stock or similar equity securities which are convertible into or exercisable for Common Stock at a price less than the Conversion Price, the Conversion Price shall thereupon be reduced to such lesser price. Notwithstanding anything to the contrary herein, the provisions of this Section 8.1 shall not apply to any such securities issued or to be issued pursuant to (i) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company will own more than fifty (50%) of the voting power of such business segment of any such entity; (iii) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (iv) securities issued in corporate partnering transactions on terms approved by the Board of Directors;
(v) securities issued in accordance with the terms of any of the Company's preferred stock or warrants outstanding on the date hereof; and (vi) borrowings, direct or indirect, from financial institutions regularly engaged in the business of lending money, whether or not presently authorized with an equity component which is not a major component of such borrowing. Notwithstanding anything to the contrary herein, the provisions of this Section 8.1 shall not apply to the first $100,000 in proceeds received by the Company from the sale of any Common Stock or any securities convertible into or exercisable for Common Stock or similar equity securities sold in any separate 180-day period beginning on the date of this Note and continuing through the Maturity Date. For example, to demonstrate the operation of the preceding sentence, the Company may sell such equity securities and receive $100,000 in the first 180-day period after the date of this Note, and after the expiration of the first 180-day period may sell another $100,000 in such securities during the succeeding 180-day period and the $200,000 in total proceeds received from the sales in both such transactions shall not apply to and shall be exempt from the operation of this
Section 8.1.

         8.2  Adjustments for Stock Splits and Subdivisions. In the event the
              ---------------------------------------------
Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration

                                                                    Exhibit 4.11

by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         8.3  Adjustment for Reverse Stock Splits. If the number of shares of
              -----------------------------------
Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

         8.4  Notices of Record Date, etc.
              ---------------------------

              In the event of:

              8.4.1 Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

              8.4.2 Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

              8.4.3 Any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying:

                     8.4.3.1 The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                     8.4.3.2 The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

         8.5  Reservation of Stock Issuable Upon Conversion. The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other

                                                                    Exhibit 4.11

remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

9.       Representations and Warranties of the Holder.
         --------------------------------------------

         9.1  Holder Bears Economic Risk. Holder has substantial experience in
              --------------------------
evaluating and investing in private placement transactions of securities in companies similar to the Company and can afford a complete loss of its investment. Holder must bear the economic risk of this investment indefinitely unless the Note or the Conversion Shares are registered pursuant to the Securities Act or an exemption from registration is available. Holder understands that the Company has no present intention of registering the Note, the Conversion Shares or any shares of its Common Stock. Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Conversion Shares or the Note under the circumstances, in the amounts or at the times Holder might propose.

         9.2  Acquisition  for Own Account. Holder is acquiring the Note and
              ----------------------------
the Conversion Shares for Holder's own account for investment only, and not with a view towards their distribution.

         9.3  Holder Can Protect Its Interest. Holder represents that it has
              -------------------------------
such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment and has the ability to bear the economic risks of its investment, and by reason of its, or of its management's, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

         9.4  Accredited  Investor.  Holder represents that it is an accredited
              --------------------
investor within the meaning of Regulation  D under the Securities Act.

         9.5  Company Information. Holder has received and read the Company's
              -------------------
Form 10-K Annual Report for the fiscal year ended September 30, 2000 and the Form 10-Q Quarterly Reports for the quarters ended December 31, 2000; March 30, 2001; June 30, 2001 and all other reports filed after December 31, 2000 through the date hereof with the Commission under the Securities Exchange Act of 1934, as amended. Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         9.6  Rule 144. Holder acknowledges and agrees that the Note, and, if
              --------
issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain

                                                                    Exhibit 4.11

current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         9.7  Residence. If the Holder is an individual, then the Holder
              ---------
resides in the state or province identified in the address of the Holder set forth on the signature page hereto; if the Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Holder in which its investment decision was made is located at the address or addresses of the Holder set forth on the signature page hereto.

         9.8  Disposition of Note and Conversion Shares.
              -----------------------------------------

              9.8.1 The Holder further agrees not to make any disposition of all or any part of the Note or Conversion Shares unless and until:

                     9.8.1.1 The Company shall have received a letter secured by the Holder from the Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                     9.8.1.2 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                     9.8.1.3 The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Note or Conversion Shares under the Securities Act or any applicable state securities laws.

              9.8.2 The Holder understands and agrees that all certificates evidencing the Conversion Shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         9.9  Usury. Holder acknowledges it has been advised by the Company
              -----
that the Company believes the Interest Rate payable herein is exempt from the usury provisions of the General Corporations Law of the State of California ("GCLC"), pursuant to Section 25118 of the California Corporations Code, provided, however, the Company expressly disclaims any representation or warranty that the Interest Rate payable in this Note is exempt from the usury provisions of the GCLC under such section or is otherwise exempt from the usury provisions of applicable California law.

                                                                    Exhibit 4.11

10.      Registration Rights.
         -------------------

         10.1 Definitions. As used in this Section 10 the following terms shall
              -----------
have the following respective meanings:

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Note Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 10.8 hereof.

              "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

              "Registrable Securities" means (a) Common Stock of the Company issuable upon conversion of the Note or upon exercise of the Warrant issued to Note Holder of even date herewith in connection with the issuance of the Note and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 adopted by the SEC under the Securities Act ("Rule 144") or sold in a private transaction in which the transferor's rights under Section 9.8 of this Note are not assigned.

              "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

              "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 10.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

              "SEC" or "Commission" means the Securities and Exchange
Commission.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

              "Shares" shall mean the Company's Common Stock issued upon conversion of this Note and held by the investors who purchase the Notes and their permitted assigns and the Common Stock issuable upon exercise of the Warrants.

                                                                    Exhibit 4.11

              "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

              "Warrants" shall mean those certain warrants to purchase Common Stock issued in connection with the Notes.

         10.2 Piggyback Registrations. The Company shall notify all Note
              -----------------------
Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Note Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Note Holder. Each Note Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Note Holder. If a Note Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Note Holder shall nevertheless continue to have the right to include any Registrable Securities in a subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein, provided, however, Note Holders shall be entitled to exercise their piggyback registration rights as set forth herein for a maximum of two (2) such registration statements.

              10.2.1 Underwriting. If the registration statement under which
                     ------------
the Company gives notice under this Section 10.2 is for an underwritten offering, the Company shall so advise the Note Holders of Registrable Securities. In such event, the right of any such Note Holder to be included in a registration pursuant to this Section 10.2 shall be conditioned upon such Note Holder's participation in such underwriting and the inclusion of such Note Holder's Registrable Securities in the underwriting to the extent provided herein. All Note Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Note Holders on a pro rata basis based on the total number of Registrable Securities held by the Note Holders; and third, to any shareholder of the Company (other than a Note Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Note Holder disapproves of the terms of any such underwriting, such Note Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Note Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Note Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the

                                                                    Exhibit 4.11

foregoing person shall be deemed to be a single "Note Holder," and any pro rata reduction with respect to such "Note Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Note Holder," as defined in this sentence.

              10.2.2 Right to Terminate Registration. The Company shall have
                     -------------------------------
the right to terminate or withdraw any registration initiated by it under this
Section 10.2 prior to the effectiveness of such registration whether or not any Note Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 10.3 hereof.

         10.3 Expenses of Registration. Except as specifically provided herein,
              ------------------------
all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 10.2 shall be borne by the Company. Fees of counsel for the Note Holders shall be paid for exclusively by the Note Holders. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         10.4 Obligations of the Company.  Whenever  required to effect the
              --------------------------
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              10.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Note Holders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Note Holder or Note Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

              10.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such registration statement for the period set forth in
Section 10.4.1 above.

              10.4.3 Furnish to the Note Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them.

              10.4.4 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Note Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              10.4.5 Notify each Note Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered

                                                                    Exhibit 4.11

under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         10.5 Termination of Registration Rights. All registration rights
              ----------------------------------
granted under this Section 10 shall terminate and be of no further force and effect four (4) years after the date the Note is executed by the Company. In addition, a Note Holder's registration rights shall expire if such Note Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock and all Registrable Securities held by and issuable to such Note Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

         10.6 Delay of Registration; Furnishing Information.
              ---------------------------------------------

              10.6.1 No Note Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

              10.6.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10.2 that the selling Note Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         10.7 Indemnification.  In the event any Registrable Securities are
              ---------------
included in a registration statement under Section 10.2:

              10.7.1 To the extent permitted by law, the Company will indemnify and hold harmless each Note Holder, the partners, officers and directors of each Note Holder, any underwriter (as defined in the Securities Act) for such Note Holder and each person, if any, who controls such Note Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in

                                                                    Exhibit 4.11

connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Note Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 10.7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Note Holder, partner, officer, director, underwriter or controlling person of such Note Holder and provided, however, the aggregate amount of the Company's obligation to indemnify each Note Holder and all other related parties referred to herein pursuant to this Section 10.7.1 shall not exceed the net proceeds from the offering received by such Note Holder.

              10.7.2 To the extent permitted by law, each Note Holder will, if Registrable Securities held by such Note Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Note Holder selling securities under such registration statement or any of such other Note Holder's partners, directors or officers or any person who controls such Note Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Note Holder, or partner, director, officer or controlling person of such other Note Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Note Holder; and each such Note Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Note Holder, or partner, officer, director or controlling person of such other Note Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 10.7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Note Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 10.7.2 exceed the net proceeds from the offering received by such Note Holder.

              10.7.3 Promptly after receipt by an indemnified party under this
Section 10.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and

                                                                    Exhibit 4.11

expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.7.

              10.7.4 If the indemnification provided for in this Section 10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Note Holder hereunder exceed the net proceeds from the offering received by such Note Holder.

              10.7.5 The obligations of the Company and Note Holders under this
Section 10.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Note. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         10.8 Assignment of Registration Rights. The rights to cause the
              ---------------------------------
Company to register Registrable Securities pursuant to this Section 10 may be assigned by a Note Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Note Holder, (b) is a Note Holder's family member or trust for the benefit of an individual Note Holder, or (c) acquires at least twenty-five thousand (25,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         10.9 Amendment of Registration Rights. Any provision of this Section 10
              --------------------------------
may be amended and the observance thereof may be waived (either generally or in a particular instance

                                                                    Exhibit 4.11

and either retroactively or prospectively), only with the written consent of the Company and the Note Holders holding at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon each Note Holder and the Company. By acceptance of any benefits under this Section 10, Note Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

11.      Assignment.  Subject to the restrictions on transfer described herein,
         ----------
the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

12.      Expenses; Waivers. If action is instituted to collect this Note, the
         -----------------
Company promises to pay all reasonable costs and expenses, including without limitation reasonable attorneys' fees and costs, incurred in respect with such action. The Company hereby waives notice of default, presentation or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

13.      Waiver and Amendment. Any provision of this Note may be amended,
         --------------------
waived or modified upon the written consent of the Company and the holders of a majority of the face amount of all then outstanding Notes.

14.      Notices. Any notice, request or other communication required or
         -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

15.      No Stockholder Rights. Nothing contained in this Note shall be
         ---------------------
construed as conferring upon the Holder or any other person the right to vote or to consent, except as provided herein, or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the shares of Common Stock issuable upon conversion of this Note until, and only to the extent that, this Note shall have been converted.

16.      Governing  Law. This Note and all actions arising out of or in
         --------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.


17.      Heading;  References.  All headings used herein are used for
         --------------------
this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                                                                    Exhibit 4.11

IN WITNESS WHEREOF, the Company has caused this Note to be issued this
      day of                   ,  2001.
-----        ------------------

                                       AMERICAN TECHNOLOGY CORPORATION


                                       By:
                                           -----------------------------------

                                       Title:
                                              --------------------------------

Acknowledged and Agreed:



-----------------------------------------------------

By:
    -------------------------------------------------

Title:
       ----------------------------------------------

Address:
         --------------------------------------------


         --------------------------------------------

                                                                    Exhibit 4.11

                              NOTICE OF CONVERSION
                   (To Be Signed Only Upon Conversion of Note)


AMERICAN TECHNOLOGY CORPORATION

The undersigned, the Note Holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of AMERICAN TECHNOLOGY CORPORATION, to the extent of $_________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, whose address is _________________________________________________

________________________________________________.


Dated:____________________



                                        ---------------------------------------
                                        (Signature must conform in all respects
                                        to name of Note Holder as specified
                                        on the face of the Note)


                                        ---------------------------------------
                                        (Address)